EXHIBIT 10.48

Option No.

                           HIENERGY TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENT

         TYPE OF OPTION (CHECK ONE):  |_| INCENTIVE   |_| NONQUALIFIED

This Stock Option Agreement (the "Agreement") is entered into as of ___________, by and between HiEnergy Technologies, Inc., a Delaware corporation (the "Company") and ___________ (the "Optionee") pursuant to the Company's 2003 Stock Incentive Plan (the "Plan").

1.       GRANT OF OPTION.

The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of (___________) shares (the "Shares") of the Common Stock of the Company at a purchase price of ___________ (___________) per share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

2.       VESTING OF OPTION.

2.1.     VESTING SCHEDULE.

The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment. Vesting will be measured from ___________ (the "Vesting Measurement Date"). No additional Shares shall vest after the date of termination of Optionee's "Continuous Service" (the "Service Termination Date"). As used herein, the term "Continuous Service" has the meaning given in the Plan. Except as may otherwise be provided in this Agreement, the vesting schedule is as follows:

On or After:..............................................................................Option Exercisable As To:
-----------                                                                               ------------------------

First anniversary of Vesting Measurement Date:..................................................____% of the Shares

Last day of each calendar month after such first anniversary....................................____% of the Shares

The vesting schedule of this Option would result, assuming the Service Termination Date shall not have theretofore occurred, in this Option being exercisable as to One Hundred Percent (100%) of the Shares covered by this Option at the end of the calendar month in which the _______ anniversary of the Vesting Measurement Date falls.

2.2.     CHANGE IN CONTROL.

In the event of a Change in Control (as defined in the Plan), the Administrator in its discretion may take one or more of the following actions with respect to this Option (whether or not then exercisable or vested):

     (i) provide for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference, or spread, between

          (x) the value of the cash or other property that the Optionee would have received pursuant to such Change in Control transaction in exchange for any shares issuable upon exercise of this Option, in the amount that the Optionee would have received had the then exercisable portion,



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               if any, of this Option been exercised immediately prior to such
               Change in Control transaction, and

          (y)  the Exercise Price,

     (ii) adjust the terms of this Option in a manner determined by the Administrator to reflect the Change in Control,

     (iii) cause this Option to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of this Option, or the substitution for this Option of a new option of comparable value covering shares of a successor or parent corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event the Plan and this Option, or the new option substituted therefor, shall continue in the manner and under the terms so provided,

     (iv) cancel this Option if this Option is deemed to have no net value on the basis described in paragraph 2.2(i) above or if the Option is not then exercisable by virtue of this Agreement, as then in effect, or

     (v)  make such other provision as the Administrator may consider equitable.

If the Administrator does not take any of the forgoing actions, this Option shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

3.       TERM OF OPTION.

Optionee's right to exercise any vested portion of this Option shall terminate upon the first to occur of the following:

3.1.     MAXIMUM TERM.

the expiration of five (5) years from the date of this Agreement;

3.2.     INVOLUNTARY TERMINATION WITHOUT CAUSE.

the expiration of three (3) months from the Service Termination Date if such termination occurs for any reason other than permanent disability, death, voluntary resignation; or for "cause;" provided, however, that if Optionee dies during such three-month period the provisions of subsection 3.5 below shall apply;

3.3.     VOLUNTARY RESIGNATION.

the expiration of one (1) month from the Service Termination Date if such termination occurs due to voluntary resignation; provided, however, that if Optionee dies during such one-month period the provisions of subsection 3.5 below shall apply;

3.4.     PERMANENT DISABILITY.

the expiration of one (1) year from the Service Termination Date if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

3.5.     DEATH.

the expiration of one (1) year from the Service Termination Date if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following the Service Termination Date pursuant to subsection 3.2 or subsection 3.3 above, as the case may be;

3.6.     CHANGE IN CONTROL.

upon the consummation of a "Change in Control" (as defined in the Plan), unless otherwise provided by the Administrator pursuant to Section 2.2 above; and

3.7.     TERMINATION FOR CAUSE.

upon termination of Optionee's Continuous Service by the Company for "cause," defined hereby to mean the performance of those acts identified in Section 2924 of the California Labor Code, at which time this Option, whether or not exercisable on the Service Termination Date, shall terminate immediately and become void and of no effect.

3.8.     BREACH AND NON-COMPETITION.

Notwithstanding the foregoing, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Options or Common Stock, or the exercise or purchase of any Options or Common Stock, at any time if the Optionee engages in any "Adverse Activity." For purposes of this Section 3.8, "Adverse Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) activity that results in termination of Optionee's Continuous Service for "cause," defined here to mean those acts identified in Section 2924 of the California Labor Code; (v) any material violation of any terms or provisions of this Agreement; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company. In the event Optionee engages in Adverse Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded at the sole election of the Company within two years thereafter. In the event of any such rescission, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the disposition of Shares or Options, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Optionee by the Company.

4.       EXERCISE OF OPTION.

4.1.     PERSONS PERMITTED TO EXERCISE OPTION.

This Option may be exercised in whole or in part only by the Optionee or by a Successor designated in Section 5 below.

4.2.     EXERCISE AS TO VESTED PORTION OF OPTION.

This Option may be exercised only on or after the vesting of any portion of this Option in accordance with Section 2 above, and only as to the cumulative amount vested at the date of exercise, except pursuant to provisions made, if any, by the Administrator pursuant to subsection 4.5 below. 4.3. NO EXERCISE AFTER TERMINATION.

This Option may not be exercised at the time of, or any time after, termination of this Option in accordance with Section 3 above.

4.4.     MECHANICS OF EXERCISE.

Exercise of this Option shall be made by delivery of the following to the Company at its principal executive offices:

     (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

     (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of the Plan);

     (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in


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          accordance with the provisions of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

     (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or of a Successor designated in Section 5, as the case may be.

A check shall be considered payment only when honored by the bank against which it is drawn upon first presentment.

4.5.     EXERCISE PRIOR TO VESTING; PURCHASE OF RESTRICTED STOCK.

The Administrator also has discretion, but not the obligation, to permit this Option to be exercised as to the unvested portion prior to vesting, and in that case to deliver Restricted Shares to the Optionee upon exercise of this Option. The Administrator's determination to permit exercise of the unvested portion of this Option shall be evidenced by the Company's and the Optionee's mutual execution and delivery of a Restricted Stock Purchase Agreement in form and substance determined by the Administrator, having the same or a different Vesting Measurement Date and vesting schedule, as the Administrator and the Optionee may agree.

5.       TRANSFERS ON DEATH OF OPTIONEE; RESTRICTIONS ON LIFETIME ASSIGNMENTS.

Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect.

5.1.     NO ASSIGNMENT OF INCENTIVE STOCK OPTIONS.

If and to the extent that this Option comprises an incentive stock option, this Option can be assigned or transferred (subject to all other restrictions in this Agreement) only as follows:

         (a) the rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution,

         (b) this Option may be exercised during the lifetime of the Optionee only by such Optionee;

         (c) if the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (with regard to incentive stock options, each individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement; and

         (d) after the death of the Optionee, only a Successor may exercise this Option.

         In the context of incentive stock options, the term "Successor" refers to each of the transferees, successors or assigns described in this subsection 5.1.

5.2.     LIMITED ASSIGNABILITY OF NONQUALIFIED STOCK OPTIONS.

If and to the extent that this Option comprises a nonqualified stock option, this Option can be assigned or transferred (subject to all other restrictions in this Agreement) only as follows:

         (a) the rights of the Optionee under this Agreement may be assigned or transferred by will or by the laws of descent and distribution, and Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee shall succeed to the Optionee's rights and obligations under this Agreement, and

         (b) the rights of the Optionee under this Agreement also may be assigned and transferred by the Optionee for estate planning purposes to members of the immediate family of the Optionee, including for this purpose, but not limited to, spouses, parents, descendants, brothers and sisters, or to trusts established for the benefit of such persons.

         In the context of nonqualified stock options, the term "Successor" refers to each of the transferees, successors or assigns described in this subsection 5.2.

6.       REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

6.1.     INVESTMENT INTENT AS TO OPTIONS.

Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

6.2.     INVESTMENT INTENT AS TO SHARES.

Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate and agreement including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including representations, warranties and agreements that--

     (a) The Optionee is purchasing the Shares solely for the Optionee's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Optionee also represents that the entire legal and beneficial interest of the Shares the Optionee is purchasing is being purchased for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

     (b) The Optionee has discussed the Company and its plans, operations and financial condition with its officers and that the Optionee has received all such information as the Optionee deems necessary and appropriate to enable the Optionee to evaluate the financial risk inherent in making an investment in the Shares of the Company, and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     (c) The Optionee realizes that the purchase of the Shares will be a highly speculative investment.

     (d) The Optionee is able, without impairing the Optionee's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

     (e) The Optionee acknowledges that he is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Act, and--

         (i) the Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

         (ii) the share certificate(s) representing the Shares will be stamped with the legends restricting transfer as specified in this Agreement in Section 13 below; and

         (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends as described in Section 14 below.

     (f) The Optionee understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of sale of the Shares to the Optionee, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Optionee has been the beneficial owner and the Optionee has paid the full purchase price for the Shares at least one year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions of Rule 144, as amended from time to time.

     (g) Without in any way limiting any of the other provisions of this Agreement, Optionee's further agreement that the Optionee shall in no event make any disposition of all or any portion of the Shares which the Optionee is purchasing unless and until:

         (i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

         (ii) (A) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Optionee shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and
              (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Optionee of such concurrence.

     (h) The Optionee represents and warrants that he or she has not engaged in any Adverse Activity as defined in Section 3.8.

     (i) The Optionee acknowledges that the Optionee has been furnished with a copy of the Plan, has read the Plan and this Agreement, and understands that all rights and obligations connected with this Agreement are set forth in this Agreement and in the Plan.

7.       ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE.

In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of the Plan. No fractional share shall be issued under this Option or upon any such adjustment.

8. NO CREATION OR ENLARGEMENT OF OPTIONEE'S RIGHTS TO CONTINUE IN ANY CAPACITY.

The right of the Company and any Affiliated Company (as defined in the Plan) to terminate at will the Optionee's services to the Company or any Affiliated Company at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved. Nothing in this Agreement shall diminish or impair in any manner whatsoever the right or power of the Company or any Affiliated Company to terminate the Optionee's Continuous Service for any reason, with or without cause.

9.       RIGHTS AS SHAREHOLDER.

The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

10.      "MARKET STAND-OFF" AGREEMENT.

Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

11.      RESTRICTIVE LEGENDS.

In addition to all other legends that the Company or its legal counsel consider appropriate under applicable securities laws, the certificates representing any Shares purchased pursuant to this Agreement shall bear substantially the following legend:

--------------------------------------------------------------------------------
          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY SECURITIES ISSUABLE ON EXERCISE OR WITH RESPECT TO ANY OTHER RIGHT CONNECTED HEREWITH) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED,

          HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. IN ADDITION ANY TRANSFEREE OR ISSUEE OF SUCH SECURITIES MAY BE REQUIRED TO PROVIDE APPROPRIATE INVESTMENT REPRESENTATIONS PRIOR TO ANY SUCH TRANSFER OR ISSUANCE.
          ----------------------------------------------------------------------

12.      STOP-TRANSFER NOTICES.

Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

13.      INTERPRETATION.

This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

14.      NOTICES.

Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the records of the Company.

15.      GOVERNING LAW.

The validity, construction, interpretation, and effect of this Option shall be governed by the laws of the State of California, excluding any conflicts of law or choice of law rule or principle that might otherwise refer construction and interpretation of the plan and such agreements to the substantive law of another jurisdiction. Optionee hereby agrees to submit to the exclusive jurisdiction and venue of federal or state courts of Orange County, California, to resolve any and all issues that may arise out of or relate to this Option.

16.      SEVERABILITY.

Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17.      ENTIRE AGREEMENT.

This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied. The option evidenced hereby may, in the discretion of the Company, also be evidenced by a certificate in such form as the Company may approve, in which case such option certificate and this Agreement shall evidence one and the same option, which shall be governed by and construed in accordance with this Agreement and the Plan.


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18.      AMENDMENT.

The Board shall have full power and authority (subject to certain amendments requiring shareholder approval pursuant to applicable laws or regulations) from time to time to alter, amend, suspend or terminate the Plan in any or all respects as the Board may deem advisable, and to alter this Agreement in ways which shall not substantially adversely affect or impair the Optionee's rights under this Agreement No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Optionee under an outstanding Option Agreement without such Optionee's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under the Plan. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

19.      COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement or any notices, certificates or instruments contemplated herein by fax, facsimile, or telecopier shall be deemed the execution and delivery of an originally signed agreement, notice or instrument, as the case may be.

         IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

                                   "COMPANY"

                                   HIENERGY TECHNOLOGIES, INC.

                                   By:
                                         ---------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                         ---------------------------------------


                                   "OPTIONEE"


                                   ---------------------------------------------
                                   (Signature)

                                   ---------------------------------------------
                                   (Type or Print Name)

                                   Address:
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